Exhibit 99.1

Worldwide Press Office:

Tel: 312.997.8640

United Airlines Reports March 2010 Operational Performance

CHICAGO, April 7, 2010 – United Airlines today reported its preliminary consolidated traffic results for March 2010. Total consolidated revenue passenger miles (RPMs) increased in March by 3.2% on a decrease of 2.7% in available seat miles (ASMs) compared with the same period in 2009. This resulted in a reported March consolidated passenger load factor of 83.5%, an increase of 4.8 points compared to 2009.

For March 2010, consolidated passenger revenue per available seat mile (PRASM) is estimated to have increased 21.5% to 23.5% year over year. Consolidated PRASM is estimated to have increased 3.2% to 5.2% for March 2010 compared to March 2008, approximately 3.0 percentage points of which were due to growth in ancillary revenues.

United reported a U.S. Department of Transportation on-time arrival rate of 83.8% in March.

Average March 2010 mainline fuel price, including gains or losses on settled fuel hedges and excluding non-cash, mark-to-market fuel hedge gains and losses, is estimated to be $2.21 per gallon. Including non-cash, mark-to-market fuel hedge gains and losses, the estimated fuel price is $1.67 per gallon for the month.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,300* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,077 destinations in 175 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com, and follow United on Twitter @UnitedAirlines.

*	Based on United’s forward-looking flight schedule for January 2010 to December 2010

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

REVENUE PASSENGER MILES (‘000)*
	March 2010	March 2009	Change
North America	4,966,354	5,097,832	-2.6%

Pacific	1,852,884	1,743,576	6.3%
Atlantic	1,413,349	1,310,329	7.9%
Latin America	298,506	320,117	-6.8%

Total International	3,564,739	3,374,022	5.7%

Total Mainline	8,531,093	8,471,854	0.7%

Regional Affiliates	1,361,805	1,110,137	22.7%

Total Consolidated	9,892,898	9,581,991	3.2%

AVAILABLE SEAT MILES (‘000)*

North America	5,829,540	6,156,076	-5.3%

Pacific	2,145,324	2,408,069	-10.9%
Atlantic	1,763,555	1,751,709	0.7%
Latin America	375,100	400,442	-6.3%

Total International	4,283,979	4,560,220	-6.1%

Total Mainline	10,113,519	10,716,296	-5.6%

Regional Affiliates	1,732,849	1,464,583	18.3%

Total Consolidated	11,846,368	12,180,879	-2.7%

LOAD FACTOR*

North America	85.2%	82.8%	2.4 pts

Pacific	86.4%	72.4%	14.0 pts
Atlantic	80.1%	74.8%	5.3 pts
Latin America	79.6%	79.9%	-0.3 pts

Total International	83.2%	74.0%	9.2 pts

Total Mainline	84.4%	79.1%	5.3 pts

Regional Affiliates	78.6%	75.8%	2.8 pts

Total Consolidated	83.5%	78.7%	4.8 pts

REVENUE PASSENGERS BOARDED (‘000)*

Mainline	4,681	4,958	-5.6%
Regional Affiliates	2,432	2,078	17.0%

Total Consolidated	7,113	7,036	1.1%

CARGO TON MILES (000)*

Freight	159,679	107,064	49.1%
Mail	16,004	17,203	-7.0%

Total Mainline	175,683	124,267	41.4%

*	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

REVENUE PASSENGER MILES (‘000)*
	YTD March 2010	YTD March 2009	Change
North America	13,097,604	13,451,392	-2.6%

Pacific	5,169,919	4,965,255	4.1%
Atlantic	3,740,924	3,515,957	6.4%
Latin America	884,132	939,692	-5.9%

Total International	9,794,975	9,420,904	4.0%

Total Mainline	22,892,579	22,872,296	0.1%

Regional Affiliates	3,587,124	2,936,032	22.2%

Total Consolidated	26,479,703	25,808,328	2.6%

AVAILABLE SEAT MILES (‘000)*

North America	16,053,824	16,991,855	-5.5%

Pacific	6,121,154	6,791,115	-9.9%
Atlantic	4,892,492	4,950,992	-1.2%
Latin America	1,093,326	1,257,283	-13.0%

Total International	12,106,972	12,999,390	-6.9%

Total Mainline	28,160,796	29,991,245	-6.1%

Regional Affiliates	4,787,657	4,082,102	17.3%

Total Consolidated	32,948,453	34,073,347	-3.3%

LOAD FACTOR*

North America	81.6%	79.2%	2.4 pts

Pacific	84.5%	73.1%	11.4 pts
Atlantic	76.5%	71.0%	5.5 pts
Latin America	80.9%	74.7%	6.2 pts

Total International	80.9%	72.5%	8.4 pts

Total Mainline	81.3%	76.3%	5.0 pts

Regional Affiliates	74.9%	71.9%	3.0 pts

Total Consolidated	80.4%	75.7%	4.7 pts

REVENUE PASSENGERS BOARDED (‘000)*

Mainline	12,426	13,146	-5.5%
Regional Affiliates	6,392	5,522	15.8%

Total Consolidated	18,818	18,668	0.8%

CARGO TON MILES (000)*

Freight	413,711	285,327	45.0%
Mail	48,530	52,960	-8.4%

Total Mainline	462,241	338,287	36.6%

*	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

GAAP To Non-GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Since the Company does not apply cash flow hedge accounting, the Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

March 2010
Mainline fuel price per gallon excluding non-cash, net mark-to-market gains and losses	$2.21
Add: Non-cash, net mark-to-market (gains) and losses per gallon	(0.54)

Mainline fuel price per gallon	$1.67

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

# # #

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601